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                                                                   EXHIBIT 10.11

                      Confidential Treatment Requested.
                     Confidential Portion Has Been Filed
                      Separately With The Securities and
                             Exchange Commission.

                    COOPERATIVE DEVELOPMENT AGREEMENT FOR A
                         LANE DEPARTURE DETECTION AND
                                WARNING SYSTEM

between

     Odetics, Inc.
     Intelligent Transportation Systems
     1515 S. Manchester Avenue
     Anaheim, CA 92802-2907
     USA

     - hereinafter called "Odetics"

and

     Daimler-Benz Aktlengesellschaft
     D210
     70546 Stuttgart
     Germany

     - hereinafter called "Daimler-Benz"

                                   Preamble

Odetics and Daimler-Benz ("Party" or "Parties") are currently developing products for the purpose of providing lane departure detection and [*] by means of image processing. Odetics is developing and producing a vision sensor product to detect changes in images from road scenes (lane markings), to host Daimler-Benz software, and to control vehicle warning devices based upon outputs from the software. Daimler-Benz (through Daimler-Benz Research) is developing a software product for processing image information from the sensor and other inputs to determine driver conditions and provide outputs for use in operating vehicle warning devices. Odetics and Daimler-Benz desire to integrate these products in such a manner as to produce a single product that detects a potentially threatening lane departure of a vehicle at an early stage and provides a warning to the vehicle driver. The initial production version of the System will exclude the [*] function which will be included in later production versions as a product change or modification. Odetics and Daimler-Benz also desire that the System be cost-oriented and suitable for use in vehicles, and that such a System be manufactured and sold by Odetics for use in vehicles manufactured by Daimler-Benz, or its affiliates, and after a period of exclusivity for sale in vehicles manufactured by other Odetics Customers.

Therefore, the Parties agree as follows:

_________________
[*] Confidential Treatment Requested for Redacted Portion

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                                   Article 1
                             Subject of Agreement

1.1 The subject of this Agreement is the joint development of a Lane Departure Detection and Warning System.

1.2 The design and development target for the System is described in the System Requirements Document attached to this Agreement as Annex 1; the interfaces between Odetics Operating System Software and Daimler-Benz Application Software are described in the Software Interface Control Document attached as Annex 2; the System cost targets including tooling and sample cost targets are described in the System Cost Goals Document attached as Annex 3; and the target development schedule is described in the System Schedule attached as Annex 4. These documents may only be changed by mutual agreement. A proposed change to any of these documents proposed by one Party must identify the impact (if any) to each of the other three documents and shall be submitted to the other Party for written concurrence. The current version of each of these documents, as evidenced by the authorized signature of each Party shall be the valid one in each case.

                                   Article 2
                                  Definitions

2.1 "Product", "Lane Tracking System", "Lane Departure Detection and Warning System", or "System" are equivalent names for the System specified in Annex 1 of this Agreement. It is comprised of the physical assembly that includes the vision sensor, the imbedded Application Software and Operating System Software, the electronic module that provides the host processor and internal electronic circuits/devices that receive inputs and provide outputs, and the external interface connector with harness tail. It does not include external detectors providing vehicle inputs such as steering wheel angle or motion detectors.

2.2 "Application Software" shall mean software which operates in the selected host operating system environment that implements algorithms to determine lane departure and/or [*] conditions from vision sensor and other inputs and that provides warning outputs based upon these determined conditions, developed by Daimler-Benz prior to and during this Agreement and modified for use in the System under this Agreement.

2.3 "Operating System Software" shall mean software developed and provided by Odetics that operates the System processor and that hosts the Application Software.

_________________
[*] Confidential Treatment Requested for Redacted Portion

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2.4  "Background Technology" shall mean drawings, data, know-how, inventions, software, and other technical information owned or possessed by a Party prior to the start of cooperation between the parties in December 1995. In the case of Odetics, Background Technology shall include, but not be limited to Odetics' vision sensor product to detect changes in images of highway lane markings, process detected images, and provide outputs to vehicle warning devices.

2.5 "Foreground Technology" shall means all drawings, data, know-how, inventions, software and other technical information developed subsequent to the start of cooperation between the parties in December 1995.

2.6  "Developed" shall mean developed, invented, authored, or created.

2.7 "Predecessor" as used in relation to Odetics in this agreement shall refer to the prior owner of Odetics' Background Technology, Rockwell International Corporation, and/or its business segments.

                                   Article 3
                              Performance of Work

3.1 The Parties shall carry out the development work in close collaboration with each other.

3.2 The responsibilities of the Parties for development work in accordance with Annex 1 through 4 shall be as follows:

     a.   Joint

          (1)  Finalize concept

          (2) Determine final System level requirements and interfaces; document in systems requirements and interface documents

     b.   Odetics

          (1) Develop hardware to host the Operating System Software and Application Software and to interface with the Mercedes vehicle

          (2)  Select and provide Operating System Software

          (3)  Module qualification

          (4)  Provide support to Daimler-Benz:

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               (a)       For Application Software, provide Operating System
                         Software interface and integration support

               (b) For System level integration and test, vehicle qualification, and field testing, provide technical support

     c.   Daimler-Benz

          (1) Develop and provide an algorithm for determining [*] and lane departure warning from sensor and other inputs and for providing warning outputs. Provide to Odetics the source code, documentation, and object code of Application Software incorporating algorithm.

          (2) Provide integration and test of System in Mercedes-Benz motor vehicles

          (3)  Vehicle qualification in Mercedes-Benz vehicles

          (4)  Field testing in Mercedes-Benz vehicles

          (5)  Provide support to Odetics:

               (a) For Operating System Software, provide software interface requirements and Application Software integration support

3.3 The development results which have to be generated by Odetics shall be presented at the premises of Daimler-Benz in Stuttgart/Germany.

3.4 The Parties shall exchange any information and provide any technical support required by the other Party to carry out the work. In addition, the Parties shall keep each other mutually informed with regard to the results of development carried out.

3.5  The contact persons are:

     Odetics

     Project/Technical   Francis G. Memole, Product Manager, Vision Products
                         Intelligent Transportation Systems
                         1515 S. Manchester Avenue
                         Anaheim, CA 92802-2907
                         Telephone (714) 780-7265
                         Facsimile (714) 780-7246

_________________
[*] Confidential Treatment Requested for Redacted Portion

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Contract            Dan Gilliam, Principal Contracts Administrator
                    Intelligent Transportation Systems
                    1515 S. Manchester Avenue
                    Anaheim, CA 92802-2907
                    Telephone    (714) 780-7259
                    Facsimile    (714) 780-7246

Daimler-Benz

Project/Technical   Heinz Rieker
                    D210
                    D-70546 Stuttgart
                    Germany
                    Telephone    49-711-17-58339
                    Facsimile    49-711-17-34081

Contract            Peter Ebel
                    D210
                    D-70546 Stuttgart
                    Germany
                    Telephone    49-711-17-57755
                    Facsimile    49-711-17-34081

Purchasing          Oliver Dajeng
                    MEN 22
                    D-76742 Worth
                    Germany
                    Telephone    49-7271-71-4025
                    Telefax      49-7271-71-4984

                                   Article 4
                                     Dates

The dates agreed for the performance of development work, including the completion date and the deadlines for the individual development stages (milestones), are attached to this Agreement as Annex 4. This schedule shall be updated by the Parties by mutual agreement in accordance with the procedure in
Article 1.

                                       5

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                                   Article 5
                           Responsibility for Costs

5.1 Except as specified in Articles 5.2 and 5.3, each Party shall bear all the costs and expenses that it incurs in connection with responsibilities listed in Article 3.2 above. Neither Party shall be liable for these costs incurred by the other.

5.2  Odetics Costs Payable by Daimler-Benz

     a. Odetics and Daimler-Benz shall enter into separate contractual agreements or purchase orders for procurement of the following items by Daimler-Benz from Odetics in accordance with the mutually agreed prices, schedule, terms and conditions stated in the separate agreements or purchase orders. Target prices for these items shall be as identified in Annex 3, System Cost Goals Document.

          (1)  System(s) to be used for vehicle qualification

          (2) Hardware and software tooling for prototype systems development to be used for vehicle qualification and field testing

          (3)  Support equipment required for integration and field testing

          (4) Tooling for initial production quantities for each Mercedes vehicle platform

     b. Both, Odetics and Daimler-Benz pay for their own design costs (Letter of Intend from 31.01.1996).

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5.3  Daimler-Benz Costs Payable by Odetics

     Odetics will provide up to 20 C-samples for the purpose of Daimler-Benz customer field testing. (Exact quantity of C-samples to be provided by Odetics for this purpose is to be mutually agreed prior to assembly and delivery.)

                                       7
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                                   Article 6
                         Relationship Between Parties

Except as otherwise provided in this Agreement and to the maximum extent permitted by law, Odetics and Daimler-Benz agree to work exclusively with each other for the specific tasks necessary to develop the System in accordance with Annexes 1 through 4, to encourage the open exchange and protection of commercial and proprietary technical information, and to avoid diluting either Party's capabilities and efforts.

Nothing herein shall be deemed to restrict either Party from offering to sell or selling to any other party any of its standard products or services, even though such items or services may be contemplated by this Agreement.

This Agreement shall relate only. to activity performed in connection with the System and to no other effort undertaken by the Parties jointly or separately. It shall not constitute, create, give effect to or otherwise be construed as a joint venture, pooling arrangement, partnership or formal business organization of any kind. The Parties shall be deemed to be independent contractors and the employees of one shall not be deemed to be employees or agents of the other. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties.

                                   Article 7
                                    Secrecy

7.1 During the term of this Agreement and after its termination, the Parties shall not utilize or disclose to third parties any business or industrial secrets of the other Party which were confided to them or of which they gained knowledge on occasion of the cooperation.

7.2 Any technical information, in particular intentions, experience, findings or designs to which the Parties gain access or which they receive within the framework of the cooperation under this Agreement, shall be used within the framework of the cooperation only, and shall be treated as confidential and shall not be disclosed to third parties for a period of three years after the termination of this Agreement. The rights of the Parties contained in the provisions of Art. 8 are not affected hereby. Affiliated companies of DB as well as companies reproducing products of DB with its consent are not considered to be third parties provided that such companies will enter into similar confidentiality obligations.

7.3  The secrecy obligation does not apply to information which can be proved

     a) to have been know to the receiving Party prior to the cooperation under this Agreement,

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     b)   to have been handed over to the receiving Party legitimately by third parties,

     c) to have already been publicly known when the cooperation under this Agreement was started or to have become publicly known subsequently without any violation of the obligations under this Agreement,

     d) by the receiving Party to have been developed independently of confidential information received from the other Party.

7.4 The Parties shall impose the same obligations on their employees or any eventual subcontractors who obtain knowledge of confidential information as far as legally possible even for the time after the termination of employment.

                                   Article 8
              Results of R & D Work, Intellectual Property Rights

The following provisions shall apply to the rights and obligations of the Parties with respect to the results of the development work:

8.1  Know-how
     --------

     (1) Know-how acquired during the development work by one or both Parties is available to both Parties free of charge for all purposes, even for purposes outside the scope of this Contract.

     (2) Know-how which one of the Parties has acquired outside this cooperation shall be available to the other Party free of charge if the know-how is utilized in the results of the development work and if the know-how is required to utilize the results of the development work.

8.2  Inventions
     ----------

     (1) If inventions made in the course of the development work under this Agreement can give rise to patents, then that Party whose employees produced the invention is the owner and is entitled to register the patent. The Parties to the Contract shall inform each other of patent applications which are submitted.

     (2) If employees of both Parties jointly make inventions resulting from the development work under this Agreement, then the Parties are joint owners, and it shall be separately agreed on a case by case basis by which of them and where any patent applications shall be made, who shall bear the costs of them and who has which rights. Unless otherwise agreed, any license to third parties is granted jointly; the Parties shall agree on the joint licensing case by case.

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          In the case of joint inventions or joint proprietary rights, each
          Party is entitled at any time to relinquish its notional share thereof in favor of the other Party. Rights of use, especially rights of use already accrued to it, shall however be retained by the relinquishing Party. The relinquishing Party shall take all timely precautions and measures to enable the other Party to protect its interests.

     (3) Each Party shall grant to the other Party unlimited, non-exclusive rights to use its inventions and proprietary rights resulting from the development work under this Agreement

          -    free of charge in the area of the System,

          -    against reasonable conditions in other cases.

          Furthermore, each Party receives rights of use against reasonable conditions, to inventions or proprietary rights of the other Party which have arisen outside the scope of this Agreement and are necessary for the exploitation of the results of the development work.

     8.3  Copyrights
          ----------

          The provisions contained in Art. 8.2 apply mutatis mutandis to results protected by copyright (e.g. software).

     8.4 If DB is granted rights of use under Art. 8, such rights shall include (only for use in vehicles manufactured by Daimler-Benz or its affiliates)the utilization by affiliated companies of DB as well as those companies which manufacture products of DB with its consent.

     8.5 In the case of any license fees to be paid under Art. 8, the Parties shall accordingly take into account the contribution made to the development by the Party who is licensee.

                                   Article 9
                                  Deliveries

9.1 If Daimler-Benz decides by July 31, 1998 to use the system as a optional equipment on Actros series production trucks, Odetics undertakes until July 1, 2000 to not supply without prior approval from Daimler-Benz to any third party any product for installation in series production which contains wholly or in part any results of the development work carried out under this Agreement. Odetics shall have the right to work with third parties including OEMs other than Daimler-Benz or its affiliates to develop or test (before July

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     1, 2000) or produce (after July 1, 2000) systems incorporating the results of the development work (including the Application Software) for sale and delivery in series production to these third parties.

9.2 Daimler-Benz undertakes to procure its total demand of the System from Odetics within the period of time stipulated under 9.1, provided that Odetics is able to supply at competitive conditions in respect of quality, price and delivery dates. With respect to such conditions reference is made to Annex 3.

9.3 If the procurement obligation laid down in 9.2 ceases to apply, Odetics shall enable Daimler-Benz to procure the system from third parties, as far as Odetics is legally able to do so.

9.4 Odetics shall pay Daimler-Benz a royalty for use of the Daimler-Benz Application Software in the amount of three percent (3%) of the net sales price for each System, or portion thereof, sold to a third party for the purpose of sale in vehicles of OEMs other than Daimler-Benz or its affiliates in the period between July 1, 1999 and July 1, 2002. Thereafter, sales of Systems to third parties shall be royalty-free. Net sales price will not include shipping costs, sales and excise taxes, export duties or fees, sales commissions, or the cost of parts purchased from Odetics. Such royalties will be payable semi-annually on or before thirty (30) days after June 30 and December 31.

                                  Article 10
                                   Liability

10.1 The Parties to this Agreement shall be liable vis-a-vis each other only in case of intent and gross negligence. Any liability for indirect or consequential damages shall be excluded.

10.2 The liability limitations contained in Art. 10.1 do not apply in case of violation of major contractual obligations.

                                  Article 11
                               Term of Agreement

11.1 This Agreement shall come into effect on December 1, 1995, and remains in force until terminated upon the earliest of the conditions of termination listed in Article 11.2. The provisions contained in Articles 6, 7, 8 and 9 remain in effect even after the termination of this Agreement.

11.2 Conditions of Termination

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     a.   Completion of work in accordance with the schedule provided as Annex 4 as amended by mutual agreement;

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     b.   Mutual agreement of the Parties;

     c. Upon ninety (90) days written notice by either Party to the other of its intent to terminate for its convenience provided over such 90 day period that the terminating Party continues performance in compliance with this Agreement and further provided at the end of such 90 day period the terminating Party grants to the other Party, free of charge or royalty, full and unfettered rights to all intellectual property addressed in Article 8 whether independently or jointly developed as part of this Agreement or developed outside this Agreement but necessary for exploitation of the results of this development work;

     d. Upon the inability of the Parties, negotiating in good faith and within a reasonable time period, to agree upon changes to Annex 1, System Requirements Document, Annex 2, System Interface Document, Annex 3, System Cost Goals Document, or Annex 4, Schedule. If agreement has not been reached within ninety (90) days from the initiation of negotiations or such additional time as may be mutually agreed upon, it will be deemed that the Parties were unable in good faith to reach agreement; or,

     e.   Upon notice in writing by one Party to the other if:

          (1) the other Party fails to perform or observe any term of this Agreement and, in the case of a remedial breach, fails to remedy such breach within fifteen (15) days of receipt of notification requiring it to do so;

          (2) the other Party ceases to carry on its business for more than 30 consecutive days (other than during annual holidays); or

          (3) any action, application or proceeding is taken in respect to the other Party for (a) a voluntary arrangement or composition or reconstruction of its debts; (b) the presentation of an administrative petition; (c) its winding up or dissolution; (d) the appointment of a liquidator, trustee, receiver, administrative receiver or similar officer; (e) a petition for a bankruptcy order or an application for a voluntary arrangement; or (1) any similar action, application or proceeding in any jurisdiction to which it is subject.

                                  Article 12
                           Miscellaneous Provisions

12.1 This Agreement shall not be amended or modified, nor shall any waiver of any right hereunder be effective unless set forth in a document executed by duly authorized representatives of both Parties. The failure of a Party to insist on strict performance of

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     any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same.

12.2 Should any one or several of the provisions of this Agreement be or become invalid, illegal, unenforceable, or in conflict with any law this shall not affect the validity of the other provisions. The Parties agree to replace the legally invalid provision, if possible, by an effective provision whose economic effect is as similar as possible to the original provision, and the Parties agree that this new provision shall be deemed to have been agreed upon from the time when the original provision became invalid.

12.3 This Agreement shall be interpreted and enforced in accordance with the laws of the country of Germany, but specifically excluding the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods. Each Party's obligations hereunder shall be subject to the export control regulations of the United States and Germany and each Party agrees not export any item resulting from this Agreement for ultimate delivery to those areas to which delivery would be forbidden if directly exported from the United States and/or Germany.

12.4 This Agreement is based on mutual trust and confidence. The Parties to this agreement shall try to settle any disputes amicably through their management representatives. The managers of the signatory Parties to the Agreement shall first meet in person and make a good faith attempt to resolve any such dispute. If after such good faith attempt, the managers cannot otherwise settle or resolve the claim or controversy, the senior management representatives of each Party shall meet in person and make a good faith attempt to resolve or settle the matter.

     In the event that the dispute cannot otherwise be settled by the managers or senior management of the Parties good faith attempt, the Parties agree to submit the dispute for resolution by independent binding arbitration. The arbitration shall take place in Stuttgart, Germany in accordance with the arbitration rules of the International Chamber of Commerce. All information relating to or disclosed by any Party in connection with the arbitration of any dispute relating to this Agreement shall be treated by the Parties and the arbitration panel as Confidential.

12.5 Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either Party hereto without the prior written consent of the other Party hereto, except that without securing such prior consent, either Party hereto shall have the right to assign this Agreement to any successor or to such Party by way of merger or consolidation or the acquisition of substantially all of the business and assets of such Party relating to the subject matter of this Agreement, provided that such successor shall expressly assume all of the obligations and liabilities of such Party under this Agreement, and provided further, that such Party shall remain liable and responsible to the other Party hereto for the performance and observance of all such obligations.

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12.6 Any news release, public announcement, advertisement or publicity proposed to be released by either Party concerning the activities of the other Party in connection with this Agreement shall be subject to the approval of the other Party prior to release.

12.7 This Agreement, including Annexes 1 through 4, constitutes the entire understanding and agreement of and between the Parties with respect to the subject matter hereof and supersedes all prior representations and agreements. It shall not be varied by any oral agreements or representations or otherwise except by an instrument in writing of subsequent date hereto duly executed by authorized representatives of the Parties. The section and paragraph headings herein are for convenience only and shall not limit in any way the scope of any provision of this Agreement

IN WITNESS, WHEREOF, the Parties hereto have executed this Agreement in duplicate as of the date herein above indicated.

Daimler-Benz Aktlengesellschaft              Odetics, Inc.

By:    /s/ Marwitz                           By:      /s/ Jack Johnson
       --------------------------                   --------------------------

Name:    Marwitz                             Name:  Jack Johnson
       --------------------------                   --------------------------

Title:   Direktor Entwicklung                Title: President, ITS Division
       --------------------------                   --------------------------

Date:    22.07.1998                          Date:  June 1, 1998
       --------------------------                   --------------------------


By:    /s/ Czaja
       --------------------------

Name:    Czaja
       --------------------------

Title:   Direktor Einkauf
       --------------------------

Date:    22.07.1998
       --------------------------